      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997



                                                   REGISTRATION NO. 333-25381


                                                                    333-25381-01


                                                                    333-25381-02

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               SUNTRUST CAPITAL I
                              SUNTRUST CAPITAL II
         (Exact name of registrant as specified in its Trust Agreement)

                    DELAWARE                                  EACH TO BE APPLIED FOR
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                 organization)

                              SUNTRUST BANKS, INC.
             (Exact name of registrant as specified in its charter)

                       GEORGIA                                               58-1575035
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 588-7711
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                            RAYMOND D. FORTIN, ESQ.
                             SENIOR VICE PRESIDENT
                              SUNTRUST BANKS, INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 588-7165
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

                   MARY A. BERNARD                                      SUSAN J. SUTHERLAND
                   KING & SPALDING                            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                 120 WEST 45TH STREET                                     919 THIRD AVENUE
               NEW YORK, NEW YORK 10036                               NEW YORK, NEW YORK 10022
                    (212) 556-2100                                         (212) 735-3000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION, DATED MAY 6, 1997


PROSPECTUS

                              SUNTRUST BANKS, INC.
                          SUBORDINATED DEBT SECURITIES
                          ---------------------------

                               SUNTRUST CAPITAL I
                              SUNTRUST CAPITAL II
                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                              SUNTRUST BANKS, INC.
                          ---------------------------

     SunTrust Banks, Inc., a Georgia corporation ("SunTrust" or the "Company"), may offer from time to time, in one or more series, subordinated debt securities consisting of debentures, notes or other evidences of indebtedness (the "Subordinated Debt Securities") in amounts, at prices and on terms to be determined at the time of such offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness, as may be described in a prospectus supplement (a "Prospectus Supplement") accompanying this prospectus (the "Prospectus").

     SunTrust Capital I and SunTrust Capital II (each, a "SunTrust Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities, representing beneficial ownership interests in the assets of the respective SunTrust Capital Trust ("Preferred Securities"). The Company will be the owner of the common securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") representing beneficial ownership interests in the assets of such SunTrust Capital Trusts. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of a SunTrust Capital Trust out of moneys held by such SunTrust Capital Trust, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by SunTrust to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." SunTrust's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to certain other indebtedness of SunTrust as may be described in an accompanying Prospectus Supplement. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a SunTrust Capital Trust, or a trustee of such SunTrust Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities of such SunTrust Capital Trust. The Subordinated Debt Securities purchased by a SunTrust Capital Trust may be subsequently distributed pro rata to holders of Trust Securities in connection with the dissolution of such SunTrust Capital Trust as may be described in an accompanying Prospectus Supplement. The Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

     Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any SunTrust Capital Trust, the terms of which will mirror the terms of the Subordinated Debt Securities held by such SunTrust Capital Trust in respect of which this Prospectus is being delivered, will be set forth in the Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of
                                                        (Continued on next page)
                          ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                          ---------------------------

 THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                           AGENCY OR INSTRUMENTALITY.

                  The date of this Prospectus is May   , 1997

(continued from previous page)


Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium and interest will be payable, the right of SunTrust, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions will be payable and dates from which distributions shall accrue, any voting rights, terms for any exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of SunTrust. If so specified in the Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities"). If, as set forth in a Prospectus Supplement, the Company has the right to defer payments of interest on a series of Subordinated Debt Securities by extending the interest payment period of such series of Subordinated Debt Securities, and the Company exercises that right, distributions on the corresponding series of Preferred Securities will also be deferred.


     If, as set forth in a Prospectus Supplement, the Company has the right to defer payments of interest on a series of Subordinated Debt Securities by extending the interest payment period of such series of Subordinated Debt Securities, and the Company exercises that right, distributions on the corresponding series of Preferred Securities will also be deferred.

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to the Offered Securities.

     SunTrust and/or each of the SunTrust Capital Trusts may sell the Offered Securities directly to purchasers, through agents designated from time to time, to dealers or through underwriters or a group of underwriters. If any agents of SunTrust and/or any SunTrust Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement.

     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUNTRUST, ANY SUNTRUST CAPITAL TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SUNTRUST OR ANY SUNTRUST CAPITAL TRUST SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by SunTrust and the SunTrust Capital Trusts with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, although it does include a summary of the material terms of the Indenture (as defined herein) and the Declaration of Trust (as defined herein) of each SunTrust Capital Trust to be used in connection with the issuance of Subordinated Debt Securities and Preferred Securities, respectively. Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company, the SunTrust Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     SunTrust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's Regional Offices in New York (13th Floor, 7 World Trade Center, New York, New York 10048) and Chicago (Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511). The Commission also maintains a Web site at http://www.sec.gov. that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, such reports, proxy statement and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No separate financial statements of the SunTrust Capital Trusts have been included herein. SunTrust does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the SunTrust Capital Trusts will be owned, directly or indirectly, by SunTrust, a reporting company under the Exchange Act, (ii) the SunTrust Capital Trusts have no independent operations and exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Subordinated Debt Securities issued by SunTrust, and (iii) SunTrust's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each of the SunTrust Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the applicable Declaration of Trust, the applicable Preferred Securities Guarantee issued with respect to Preferred Securities issued by such SunTrust Capital Trust, the Subordinated Debt Securities purchased by such SunTrust Capital Trust and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

     The SunTrust Capital Trusts are not currently subject to the informational requirements of the Exchange Act. The SunTrust Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus its Annual Report on Form 10-K for the year ended December 31, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or any accompanying Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus or such accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Written requests for any such documents should be sent to: James C. Armstrong, First Vice President -- Investor Relations, SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308. Telephone requests may be directed to 404-588-7425.

                                  THE COMPANY

GENERAL

     The Company is a regional bank holding company which, through its subsidiary banks (the "Subsidiary Banks"), conducts a broad range of commercial banking activities, including accepting demand, time and saving deposits, making secured and unsecured business and consumer loans and leases, extending commercial lines of credit, issuing and servicing credit cards and certain other types of revolving credit accounts, providing commercial factoring services, cash management services, investment counseling, safe deposit services, personal and corporate trust and other fiduciary services and engaging in leasing, mortgage banking, correspondent banking, international banking, investment banking, trading in U.S. government securities and municipal bonds and underwriting certain types of general obligation municipal bonds.

     Under the longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, the Company may be required to commit resources to the Subsidiary Banks in circumstances where it might not otherwise do so.

     Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Subordinated Debt Securities and the Preferred Securities Guarantees, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Company's principal executive offices are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and its telephone number is 404-588-7711.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges of the Company. The consolidated ratio of earnings to fixed charges has been computed by dividing (i) net income plus all applicable income taxes plus fixed charges by (ii) fixed charges. Fixed charges represent interest expense (ratios are presented both including and excluding interest on deposits), and the portion of net rental expense which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                                                    YEAR ENDED DECEMBER 31,
                                                             -------------------------------------
                                                             1996    1995    1994    1993    1992
                                                             -----   -----   -----   -----   -----
Including interest on deposits.............................  1.61x   1.61x   1.83x   1.87x   1.58x
Excluding interest on deposits.............................  3.30x   3.20x   4.24x   5.07x   4.70x

                                   THE TRUSTS

     Each SunTrust Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor"), and the Trust Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each SunTrust Capital Trust exists for the exclusive purposes of (i) issuing its Preferred Securities and Common Securities, (ii) investing the gross proceeds of such Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The Common Securities of a SunTrust Capital Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such SunTrust Capital Trust except that upon an event of default under the related Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the

Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each SunTrust Capital Trust.

     The number of trustees of each SunTrust Capital Trust (the "Trust Trustees") shall initially be five. The duties and obligations of the Trust Trustees shall be governed by the Declaration of such SunTrust Capital Trust. Three of such Trust Trustees will be employees or officers of, or affiliated with, the Company (the "Regular Trustees"). The fourth of such Trust Trustees will be a financial institution that will be unaffiliated with the Company and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Trust Trustee of each SunTrust Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the SunTrust Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. No amendment or modification may be made to the Declaration of a Trust that would adversely affect the powers, preferences or special rights of the Trust Securities issued thereby without the approval of the holders of a majority in liquidation amount of such Trust Securities. If any such amendment or modification would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or modification and such amendment or modification shall not be effective except with the approval of the holders of a majority in liquidation amount of such class of Trust Securities.

     The First National Bank of Chicago ("First Chicago") will act as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the Prospectus Supplement (the "Institutional Trustee") and First Chicago Delaware Inc. will act as the Delaware Trustee for each SunTrust Capital Trust. The office of the Delaware Trustee in the State of Delaware is 300 King Street, Wilmington, Delaware 19801. The principal executive offices of each SunTrust Capital Trust are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and the telephone number of each SunTrust Capital Trust is 404-588-7711.

                                USE OF PROCEEDS

     Each SunTrust Capital Trust will use all proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from the Company. Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the proceeds from the sale of its Subordinated Debt Securities for general corporate purposes, including investments in, or loans to, its subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations, the purchase of trust-originated capital securities or for such other purposes as may be specified in the applicable Prospectus Supplement.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture, which term includes all supplements thereto (the "Indenture"), to be entered into by the Company and First Chicago, as trustee (the "Debt Trustee"). The terms of such Subordinated Debt Securities will include those stated in the Indenture, which shall be filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act. The following summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

     The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities that may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee appointed thereby (each, a "Supplemental Indenture").

     In the event Subordinated Debt Securities are issued to a SunTrust Capital Trust or a Trust Trustee thereof in connection with the issuance of Trust Securities by such SunTrust Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such SunTrust Capital Trust as described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a SunTrust Capital Trust or a Trust Trustee thereof in connection with the issuance of Trust Securities by such SunTrust Capital Trust.


     Reference is made to the Prospectus Supplement relating to the particular series of Subordinated Debt Securities being offered thereby for the following terms: (i) the title of the Subordinated Debt Securities; (ii) any limit upon the aggregate principal amount of the Subordinated Debt Securities that may be authenticated and delivered under the Indenture; (iii) the date or dates on which the principal of and premium, if any, on the Subordinated Debt Securities is payable; (iv) the rate or rates at which the Subordinated Debt Securities shall bear interest, if any, or the method by which such interest may be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (v) the place or places where the principal of, premium, if any, and any interest on the Subordinated Debt Securities shall be payable; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the price or prices at which, the period or periods within which, the event or events giving rise to, and the terms and conditions upon which, Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise; (viii) the obligation, if any, of the Company to redeem or purchase the Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, and the period or periods within which, and the terms and conditions upon which, Subordinated Debt Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (ix) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Subordinated Debt Securities shall be issuable; (x) any event of default with respect to the Subordinated Debt Securities, if not set forth in the Indenture; (xi) the form of the Subordinated Debt Securities including the form of the certificate of authentication; (xii) any trustee, authenticating or paying agent, warrant agent, transfer agent or registrar with respect to the Subordinated Debt Securities; (xiii) whether the Subordinated Debt Securities shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Global Depositary (as defined herein) for such Global Security or Global Securities, and certain other matters relating to such Global Securities; and
(xiv) any other terms of the series.


     If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal of, premium, if any, and interest, if any, on, such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

     The Indenture does not contain provisions that would afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving SunTrust that may adversely affect such holders.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT


     Unless otherwise specified in a Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.


     Unless otherwise provided in a Prospectus Supplement, principal, premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest, if any, may be made at the option of the Company (i) by check mailed to the address of the person entitled thereto as it appears in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Security Register.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

     The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary") or its nominee, identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the Prospectus Supplement.

SUBORDINATION

     The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company (which may include both senior and subordinated indebtedness for money borrowed) to the extent set forth in a Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY


     The Company has covenanted that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of SunTrust's capital stock, (ii) make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities of the Company (including other Subordinated Debt Securities) that rank pari passu with, or junior in right of payment to, the Subordinated Debt Securities or
(iii) make any guarantee payment with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with, or junior in right of payment to, the Subordinated Debt Securities (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Company by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to Trust Securities issued by the SunTrust Capital Trust holding the Subordinated Debt Securities,
(d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (g) obligations under any of the Company's dividend reinvestment or stock purchase plans), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Subordinated Debt Securities are held by the Institutional Trustee, the Company shall be in default with respect to its payment of obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to such SunTrust Capital Trust or (iii) the Company shall have given notice of its election of the exercise of its right to defer payment of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture with respect to the Subordinated Debt Securities and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing.


     In the event Subordinated Debt Securities are issued to a SunTrust Capital Trust or Trust Trustee thereof in connection with the issuance of Trust Securities of such SunTrust Capital Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to maintain, directly or indirectly, 100% ownership of the Common Securities of such SunTrust Capital Trust, provided that certain successors that are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) as issuer of the Subordinated Debt Securities, not to voluntarily terminate, wind-up or liquidate such SunTrust Capital Trust, except upon prior approval of the Federal Reserve Board (if then required under applicable capital guidelines or policies of the Federal Reserve Board) and in connection with (a) a distribution of Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the SunTrust Capital Trust or (b) certain mergers, consolidations or amalgamations permitted by the Declaration of such SunTrust Capital Trust, (iii) to use its reasonable efforts, consistent with the terms and provisions of the Declaration of such SunTrust Capital Trust to cause such SunTrust Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (iv) to use its reasonable efforts to cause the Subordinated Debt Securities to continue to be classified as indebtedness of the Company for United States federal income tax purposes.

LIMITATION ON MERGERS AND SALES OF ASSETS

     The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (i) the successor entity shall expressly assume the obligations of the Company under the Indenture and (ii) after giving effect thereto, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

          (i) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

          (ii) default in payment of principal or premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

          (iii) default by the Company in the performance or breach, in any material respect, of any other of the covenants or agreements in the Indenture that shall not have been remedied for a period of 90 days after written notice to the Company by the Debt Trustee or to the Debt Trustee and the Company by the holders of not less than 25% in principal amount of the Subordinated Debt Securities of that series; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Company; or

          (v) any other Event of Default provided with respect to a particular series of Subordinated Debt Securities as described in the related Prospectus Supplement.

     The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal, premium, if any, or interest on, such Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

     The Indenture provides that if an Event of Default with respect to any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25% in principal amount of the Subordinated Debt Securities of such series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities of such series to be due and payable immediately, but upon certain conditions, such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of, or interest or premium, if any, on, the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series then outstanding.

     The holders of a majority in principal amount of the Subordinated Debt Securities of any series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture with respect to such series, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Indenture also provides that, notwithstanding any other provision of the Indenture, the holder of any Subordinated Debt Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, or premium, if any, and interest on, such Subordinated Debt Security on the Stated Maturity (as defined in the Indenture) or upon repayment or redemption of such Subordinated Debt Security and that such right shall not be impaired without the consent of such holder. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

MODIFICATION OF THE INDENTURE


     The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to amend the Indenture or modify the rights of the holders of the Subordinated Debt Securities; provided, that no such amendment shall (i) change the fixed maturity of any Subordinated Debt Securities, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium, if any, on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or reduce any amount payable on prepayment, without the consent of the holder of each Subordinated Debt Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities, for which the consent of the holders is required for any such modification, without the consent of the holders of each Subordinated Debt Security affected. If Subordinated Debt Securities of a series are held by a SunTrust Capital Trust or a Trust Trustee thereof, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable SunTrust Capital Trust shall have consented to such supplemental indenture; provided, that if the consent of the holders of each outstanding Subordinated Debt Security of a series is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable SunTrust Capital Trust shall have consented to such supplemental indenture. As a result of these pass-through voting rights with respect to modifications to the Indenture, no modification thereto shall be effective until the holders of a majority in liquidation amount of the Trust Securities consent to such modification and no modification described in clauses (i) or (ii) shall be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable SunTrust Capital Trust.


SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Subordinated Debt Securities of a series not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debt Trustee trust funds, in trust, for the purpose of, and in an amount sufficient for, payment and discharge of the entire indebtedness on the Subordinated Debt Securities of such series not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect with respect to that series (except as to the Company's obligations to pay all other sums due with respect to that series pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture with respect to that series.

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

     First Chicago, which serves as the Debt Trustee, the Institutional Trustee and the Preferred Guarantee Trustee (as defined herein), has a principal corporate trust office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126. The Company and its affiliates have normal banking relationships with the Debt Trustee and its affiliates in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each SunTrust Capital Trust may issue only one series of Preferred Securities and such series shall have the terms described in the Prospectus Supplement relating thereto. The Declaration of each SunTrust Capital Trust authorizes the Regular Trustees of such SunTrust Capital Trust to issue on behalf of such SunTrust Capital Trust one series of Preferred Securities. Each such Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including with respect to distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration, which shall be filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and such terms as are made part of such Declaration by the Trust Indenture Act. The terms of the Preferred Securities will mirror the terms of the related Subordinated Debt Securities held by the relevant SunTrust Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the particular Preferred Securities of a SunTrust Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number and the initial public offering price of Preferred Securities issued by such SunTrust Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such SunTrust Capital Trust, the date or dates upon which such distributions shall be payable and the date or dates from which distributions shall accrue;
(iv) whether distributions on Preferred Securities issued by such SunTrust Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such SunTrust Capital Trust shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such SunTrust Capital Trust to the holders of Preferred Securities of such SunTrust Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such SunTrust Capital Trust; (vi) the obligation, if any, of such SunTrust Capital Trust to purchase or redeem Preferred Securities issued by such SunTrust Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such SunTrust Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such SunTrust Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more SunTrust Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such SunTrust Capital Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) the right and/or obligation, if any, of SunTrust to redeem or purchase such Preferred Securities pursuant to any sinking fund or analogous provision, or at the option of the holder thereof, and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Preferred Securities shall be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation; (x) the terms and conditions, if any, upon which the Preferred Securities may be converted into shares of the common stock of SunTrust, including the conversion price and the circumstances, if any, under which such conversion right shall expire; (xi) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (xii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such SunTrust Capital Trust not inconsistent with the Declaration of such SunTrust Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each SunTrust Capital Trust will issue one series of Common Securities. The Declaration of each SunTrust Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such SunTrust Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by a SunTrust Capital Trust will be identical to the terms of the Preferred Securities issued by such SunTrust Capital Trust and the Common Securities will rank pari passu and payments will be made thereon pro rata with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Trust Trustees of a SunTrust Capital Trust. All of the Common Securities of each SunTrust Capital Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an Event of Default under the Declaration of a SunTrust Capital Trust occurs and is continuing, then the holders of Preferred Securities of such SunTrust Capital Trust will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such SunTrust Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such SunTrust Capital Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on, premium, if any, or principal on the applicable series of Subordinated Debt Securities on the date such interest, premium or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such SunTrust Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of, premium, if any, or interest on, the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     For information concerning the relationship between First Chicago, the Institutional Trustee, and the Company, see "Description of the Subordinated Debt Securities -- The Debt Trustee."

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     A Preferred Securities Guarantee will be executed and delivered by SunTrust for the benefit of the holders from time to time of Preferred Securities issued by each SunTrust Capital Trust. Each such Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. First Chicago will act as trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee, which shall be filed as an exhibit to the Registration Statement of which this Prospectus forms a part, will be those set forth therein and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees set forth below does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, each such Preferred Securities Guarantee and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable SunTrust Capital Trust.

GENERAL


     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a SunTrust Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such SunTrust Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim that such SunTrust Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a SunTrust Capital Trust, to the extent not paid by such SunTrust Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, but if and only to the extent such SunTrust Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), but if and only to the extent such SunTrust Capital Trust has funds available therefor with respect to any Preferred Security called for redemption by such SunTrust Capital Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such SunTrust Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Subordinated Debt Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, but if and only to the extent such SunTrust Capital Trust has funds available therefor and (b) the amount of assets of such SunTrust Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such SunTrust Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable SunTrust Capital Trust to pay such amounts to such holders.


     No Preferred Securities Guarantee will apply to any payment of distributions, except to the extent such SunTrust Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a SunTrust Capital Trust, such SunTrust Capital Trust will not pay distributions on the Preferred Securities issued by such SunTrust Capital Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants of the Company." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations as issuer of the Subordinated Debt Securities to pay costs, expenses, debts and liabilities of such SunTrust Capital Trust (other than with respect to the payment of principal, premium, if any, and interest on the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable SunTrust Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable SunTrust Capital Trust then outstanding.


     The Company has also separately agreed to guarantee irrevocably and unconditionally the obligations of the SunTrust Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.


TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable SunTrust Capital Trust (i) upon full payment of the Redemption Price of all Preferred Securities of such SunTrust Capital Trust, (ii) upon distribution of the Subordinated Debt Securities held by such SunTrust Capital Trust to the holders of the Preferred Securities of such SunTrust Capital Trust or (iii) upon full payment of the amounts payable in accordance with the Declaration of such SunTrust Capital Trust upon liquidation of such SunTrust Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any holder of Preferred Securities issued by the applicable SunTrust Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant SunTrust Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such SunTrust Capital Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES


     Unless otherwise provided in the applicable Prospectus Supplement, the Preferred Securities Guarantees with respect to the Preferred Securities of any SunTrust Capital Trust will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to certain liabilities of the Company (which may include both senior and subordinated indebtedness for money borrowed) to the extent set forth in a Prospectus Supplement, (ii) pari passu with any guarantee now or hereafter entered into by SunTrust in respect of any other SunTrust Capital Trust or any other similar financing vehicle sponsored by SunTrust and (iii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable SunTrust Capital Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto as described in the applicable Prospectus Supplement.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between the Preferred Guarantee Trustee and the Company, see "Description of the Subordinated Debt
Securities -- The Debt Trustee."

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

          EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                    AND THE PREFERRED SECURITIES GUARANTEES

     As set forth in the Declaration of each of the SunTrust Capital Trusts, the sole purpose of each is to issue the Trust Securities evidencing undivided beneficial interests in the assets of such SunTrust Capital Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities held by a given SunTrust Capital Trust, such payments will be sufficient to cover distributions and payments due on the Trust Securities of such SunTrust Capital Trust because of the following factors: (i) the aggregate principal amount of such Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of such Trust Securities; (ii) the interest rate and payment dates for the Subordinated Debt Securities will match the distribution rate and payment dates for the Preferred Securities; (iii) SunTrust, as issuer of the Subordinated Debt Securities, shall pay, and the applicable SunTrust Capital Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the applicable SunTrust Capital Trust (other than with respect to the payment of principal, premium, if any, and interest on the Trust Securities); and (iv) the related Declaration further provides that the Trust Trustees shall not take or cause or permit such SunTrust Capital Trust, among other things, to engage in any activity that is not consistent with the purposes of that SunTrust Capital Trust.

     Payments of distributions (to the extent funds are available therefor) and other payments due on the Preferred Securities (to the extent funds are available therefor) are guaranteed by SunTrust as and to the extent set forth under "Description of the Preferred Securities Guarantees." If SunTrust does not make interest payments on the Subordinated Debt Securities purchased by the applicable SunTrust Capital Trust, it is expected that such SunTrust Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities issued thereby. A Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable SunTrust Capital Trust has sufficient funds for the payment of such distributions. A Preferred Securities Guarantee covers the payment of distributions and other payments on the related Preferred Securities only if, and to the extent that, SunTrust has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable SunTrust Capital Trust as its sole asset. A Preferred Securities Guarantee, when taken together with SunTrust's obligations under the related Subordinated Debt Securities, and the Indenture and the related Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable

SunTrust Capital Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis of amounts due on the related Preferred Securities.

     If SunTrust fails to make interest or other payments on the Subordinated Debt Securities held by a SunTrust Capital Trust when due (taking into account any Extension Period), the related Declaration provides a mechanism whereby the holders of the Preferred Securities issued thereunder, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in the accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under such Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against SunTrust to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of SunTrust to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, SunTrust will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by SunTrust to such holder of Preferred Securities in such Direct Action. SunTrust, under each Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the related Preferred Securities. If SunTrust fails to make payments under a Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the related Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against SunTrust to enforce the Preferred Guarantee Trustee's rights under the related Preferred Securities Guarantee without first instituting a legal proceeding against the applicable SunTrust Capital Trust, the Preferred Guarantee Trustee, or any other person or entity.

     SunTrust and each of the SunTrust Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by SunTrust on a subordinated basis of payments due on Preferred Securities issued by any such Trust. See "Description of the Preferred Securities Guarantees -- General."

                              PLAN OF DISTRIBUTION

     SunTrust may sell the Subordinated Debt Securities and either SunTrust Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents designated from time to time, (iii) through underwriters or groups of underwriters, and
(iv) through dealers. Such agents, underwriters or dealers may be affiliates of SunTrust, and offers or sales of Offered Securities may include secondary market transactions by affiliates of SunTrust.

     Offers to purchase Offered Securities may be solicited directly by SunTrust and/or either SunTrust Capital Trust, as the case may be, or by agents designated by SunTrust and/or either SunTrust Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter (as that term is defined in the Securities Act) involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by SunTrust to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, SunTrust will execute an underwriting agreement with such underwriters at the time of sale and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, SunTrust and/or either SunTrust Capital Trust, as the case may be, will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by SunTrust and/or either SunTrust Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

     The offer and sale of the Offered Securities will comply with Rule 2810 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD"). In addition, no NASD member participating in offers and sales of securities will execute a transaction in the Offered Securities in a discretionary account without the prior specific written approval of the member's customer.

     Underwriters, agents or their controlling persons may engage in transactions and perform services for SunTrust and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Subordinated Debt Securities and the Preferred Securities Guarantees will be passed upon for SunTrust by King & Spalding. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of each of the SunTrust Capital Trusts by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the SunTrust Capital Trusts. Certain other legal matters will be passed upon for SunTrust by Raymond D. Fortin, Senior Vice President and Counsel of SunTrust. Certain legal matters will be passed upon for agents or underwriters, if any, by Skadden, Arps, Slate, Meagher & Flom LLP. As of December 31, 1996 Raymond D. Fortin was the record and beneficial owner of 20,800 shares of common stock of SunTrust and held options to purchase 3,000 shares of common stock of SunTrust.

                                    EXPERTS

     The consolidated financial statements of SunTrust included in the Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee.........  $181,818
Legal fees and expenses.....................................   100,000
Blue Sky fees and expenses..................................    10,000
Accounting fees and expenses................................    50,000
Printing and engraving expenses.............................   100,000
Fees and expenses of Trustees...............................    20,000
Paying Agent fees...........................................    10,000
Rating Agency fees..........................................    80,000
Miscellaneous expenses......................................    13,182
                                                              --------
          Total.............................................  $565,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     PART 5 OF ARTICLE 8 OF THE GEORGIA BUSINESS CORPORATION CODE STATES:

14-2-850.  PART DEFINITIONS.

     As used in this part, the term:

          (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

          (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

             (A) A party to the proceeding; or

             (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

          (4) "Expenses" includes counsel fees.

          (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (6) "Official capacity" means:

             (A) When used with respect to a director, the office of director in a corporation; and

             (B) When used with respect to an officer, as contemplated in Code
        Section 14-2-857, the office in a corporation held by the officer.

     Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

          (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

14-2-851.  AUTHORITY TO INDEMNIFY.

     (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

          (1) Such individual conducted himself or herself in good faith; and

          (2) Such individual reasonably believed:

             (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

             (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

             (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(1)(B) of this Code section.

     (c) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

     (d) A corporation may not indemnify a director under this Code section:

          (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

          (2) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

14-2-852.  MANDATORY INDEMNIFICATION.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853.  ADVANCE FOR EXPENSES.

     (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

          (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

          (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

     (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

     (c) Authorization under this Code section shall be made:

          (1) By the board of directors:

             (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

             (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

          (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854.  COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.

     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

          (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

          (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

     (b) The determination shall be made:

          (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

          (2) By a special legal counsel:

             (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

             (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

          (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.

14-2-856.  SHAREHOLDER APPROVED INDEMNIFICATION.

     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

          (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

          (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

          (3) For the types of liability set forth in Code Section 14-2-832; or

          (4) For any transaction from which he received an improper personal benefit.

     (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

          (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

          (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

     (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation;

          (1) To the same extent as a director; and

          (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

             (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

             (B) Acts or omission which involve intentional misconduct, or a knowing violation of law;

             (C) The types of liability set forth in Code Section 14-2-832; or

             (D) Receipt of an improper personal benefit.

     (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

     (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

     (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858.  INSURANCE.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859.  APPLICATION OF PART.

     (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

     (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

     (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

     (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

     (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

ARTICLES OF INCORPORATION AUTHORITY

     Article 14 of the Corporation's Articles of Incorporation provides:

          In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

BYLAW AUTHORITY

     Article VII of the Corporation's Bylaws provides:

          Section 1.  DEFINITIONS. As used in this Article, the term:

             (A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other similar transaction in which the predecessor's existence ceased upon consummation of the transaction.

             (B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

             (C) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partners, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

             (D) "Expenses" includes attorneys' fees.

             (E) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

             (F) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

             (G) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             (H) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

          Section 2.  BASIC INDEMNIFICATION ARRANGEMENT.

             (A) Except as provided in subsections 2(D) and 2(E) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

             (B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

             (C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

             (D) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, or (ii) any other proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit.

             (E) Indemnification permitted under this Article in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 3.  ADVANCES FOR EXPENSES.

             (A) The Corporation may pay for or reimburse the reasonable expenses incurred by a director or Officer as a party to a proceeding in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 2(A) above; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

             (B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

        Section 4. AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

             (A) The Corporation shall not indemnify a director or Officer under
        Section 2 above unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, and unless limited by the Articles of Incorporation of the Corporation, to the extent that a director or Officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

             (B) The determination referred to in subsection 4(A) above shall be made:

                (i) by the Board of Directors of the Corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                (ii) If a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                (iii) by special legal counsel:

                    (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

                    (2) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                (iv) by the shareholders; provided that shares owned by or voted under the control of the directors or Officers who are at the time parties to the proceeding may not be voted on the determination.

             (C) Evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, expect that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(iii) above to select counsel.

             (D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

          Section 5. COURT-ORDERED INDEMNIFICATION AND ADVANCE FOR EXPENSES. A director or Officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification or advances for expenses if it determines that:

             (i) The applicant is entitled to mandatory indemnification under the final clause of subsection 4(A) above (in which case the Corporation shall pay the indemnitee's reasonable expenses incurred to obtain court-ordered indemnification);

             (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 2(A) above or was adjudged liable as described in subsection 2(D) above (but if he was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnitee unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise); or

             (iii) In the case of advances for expenses, the applicant is entitled, pursuant to the Articles of Incorporation, Bylaws or any applicable resolution or agreement, to payment or reimbursement to of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

          Section 6. INDEMNIFICATION OF EMPLOYEES. Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent as to a director or Officer.

          Section 7.  SHAREHOLDER APPROVED INDEMNIFICATION.

             (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

                (iv) for any transaction from which he received an improper personal benefit.

             (B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceedings only if:

                (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i) -
            (iv) above; and

                (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

          Section 8. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of a director or officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify against the same liability under Section 2 or Section 3 above.

          Section 9. WITNESS FEES. Nothing in this Article shall limit the Corporation's power to pay or reimburse expense incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

          Section 10. REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.

          Section 11. SEVERABILITY. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

UNDERWRITING AGREEMENT

          Pursuant to the form of underwriting agreement, filed as Exhibit 1.1 to this Registration Statement, the Company has agreed to indemnify the underwriters, if any, against certain liabilities under federal and state securities laws.

INSURANCE

          The Registrant has purchased a policy of directors and officers liability (including company reimbursement coverage) insurance that provides certain coverage for the Registrant and its subsidiaries and their respective directors and officers with respect to, among other things, liability under federal and state securities laws.


INDEMNIFICATION OF TRUSTS



          The Declaration of Trust of each Trust limits the liability of the Trustee to the Trust and certain persons and provides for the indemnification by the Trust or SunTrust of the Trustees, their officers, directors and employees and certain other persons.


ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBITS
-------                           -----------------------
   1.1**   --   Form of Underwriting Agreement.
   4.1     --   Certificate of Trust of SunTrust Capital I. (Certificate of
                Trust for SunTrust Capital II, identical except for the
                name, will be filed on request.)
   4.2     --   Declaration of Trust of SunTrust Capital I. (Declaration of
                Trust for SunTrust Capital II, identical except for the
                name, will be filed on request.)
   4.3     --   Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities.
   4.4     --   Form of Indenture to be used in connection with the issuance of Subordinated Debt Securities.
   4.5     --   Form of Preferred Security (included in Exhibit 4.3).
   4.6     --   Form of Subordinated Debt Security (included in Exhibit
                4.4).
   4.7     --   Form of Common Securities Guarantee.
   4.8     --   Form of Preferred Securities Guarantee.
   5.1     --   Opinion of King & Spalding as to the legality of the
                Subordinated Debt Securities and Preferred Securities
                Guarantees to be issued by SunTrust (including the Consent of such Counsel).
   5.2     --   Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware)
                as to the legality of the Preferred Securities to be issued by the SunTrust Capital Trusts (including the Consent of
                such Counsel).
  12.1*    --   Computation of the Ratios of Earnings to Fixed Charges.
  23.1*    --   Consent of Arthur Andersen LLP.
  23.2     --   Consent of King & Spalding (included in Exhibit 5.1).
  23.3     --   Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware)
                (included in Exhibit 5.2).
  25.1*    --   Statement of Eligibility of Debt Trustee under the
                Indenture.
  25.2*    --   Statement of Eligibility of Institutional Trustee under the
                Amended and Restated Declaration of Trust of SunTrust
                Capital I.

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBITS
-------                           -----------------------
  25.3*    --   Statement of Eligibility of Institutional Trustee under the
                Amended and Restated Declaration of Trust of SunTrust
                Capital II.
  25.4*    --   Statement of Eligibility of Preferred Guarantee Trustee
                under the Preferred Securities Guarantee of SunTrust for the benefit of the holders of Preferred Securities of SunTrust
                Capital I.
  25.5*    --   Statement of Eligibility of Preferred Guarantee Trustee
                under the Preferred Securities Guarantee of SunTrust for the benefit of the holders of Preferred Securities of SunTrust
                Capital II.


---------------


 * Previously filed


** To be filed under a Current Report on Form 8-K and incorporated by reference herein.


ITEM 17.  UNDERTAKINGS

     Each of the undersigned registrants (the "Registrants") hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by any Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of any Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (6) That, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 5, 1997.


                                          SUNTRUST BANKS, INC.

                                          By:      /s/ JAMES B. WILLIAMS
                                            ------------------------------------
                                            James B. Williams
                                            Chairman of the Board
                                            and Chief Executive Officer

                                          SUNTRUST CAPITAL I

                                          By:      /s/ DONALD T. HEROMAN
                                            ------------------------------------
                                            Donald T. Heroman
                                            Trustee

                                          SUNTRUST CAPITAL II

                                          By:      /s/ DONALD T. HEROMAN
                                            ------------------------------------
                                            Donald T. Heroman
                                            Trustee


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities with SunTrust Banks, Inc. and on the date indicated.



                      SIGNATURE                                        TITLE                     DATE
                      ---------                                        -----                     ----
                          *                              Chairman of the Board and Chief      May 5, 1997
-----------------------------------------------------      Executive Officer
                  James B. Williams

                          *                              President and Director               May 5, 1997
-----------------------------------------------------
                  L. Phillip Humann

                          *                              Executive Vice President and         May 5, 1997
-----------------------------------------------------      Chief Financial Officer
                   John W. Spiegel

                          *                              Senior Vice President and Chief      May 5, 1997
-----------------------------------------------------      Accounting Officer
                William P. O'Halloran

                          *                              Director                             May 5, 1997
-----------------------------------------------------
                   J. Hyatt Brown

                          *                              Director                             May 5, 1997
-----------------------------------------------------
                 James D. Camp, Jr.

                          *                              Director                             May 5, 1997
-----------------------------------------------------
                  Alston D. Correll

                      SIGNATURE                                        TITLE                     DATE
                      ---------                                        -----                     ----
                                                         Director                             May 5, 1997
                          *
-----------------------------------------------------
                    A.W. Dahlberg

                          *                              Director                             May 5, 1997
-----------------------------------------------------
                 Roberto C. Goizueta

                          *                              Director                             May 5, 1997
-----------------------------------------------------
                   David H. Hughes

                          *                              Director                             May 5, 1997
-----------------------------------------------------
                Joseph L. Lanier, Jr.

                          *                              Director                             May 5, 1997
-----------------------------------------------------
                   Larry L. Prince

                          *                              Director                             May 5, 1997
-----------------------------------------------------
               Scott L. Probasco, Jr.

                          *                              Director                             May 5, 1997
-----------------------------------------------------
                 R. Randall Rollins



*By:      /s/ RAYMOND D. FORTIN

    ----------------------------------

            Raymond D. Fortin


             Attorney-in-Fact